SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2002

FLEXTRONICS INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore

(State or Other Jurisdiction of Incorporation)

0-23354	Not Applicable

(Commission File Number)	(IRS Employer Identification No.)

36 Robinson Road, #18-01, City House, Singapore	068877

(Address of Principal Executive Offices)	(Zip Code)

(65) 299-8888

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant.

         On May 3, 2002, the Audit Committee of the Company’s Board of Directors determined that it would replace Arthur Andersen LLP as the Company’s independent auditors and resolved, subject to the approval of the Company’s shareholders for Singapore statutory purposes, to appoint Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2003 in place of Arthur Andersen LLP. On August 29, 2002, the Company’s shareholders approved the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2002 in place of Arthur Andersen LLP.

         The report of Arthur Andersen LLP for the fiscal years ended March 31, 2002 and March 31, 2001, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended March 31, 2002 and March 31, 2001, and the interim period from April 1, 2002 through May 3, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report. No reportable event, as described in Item 304(a)(1)(v) of Regulation S-K, has occurred within the Company’s fiscal years ended March 31, 2002 and March 31, 2001, or the interim period from April 1, 2002 through May 3, 2002.

         In May 2002, the Company provided Arthur Andersen LLP with a copy of the disclosures contained herein, with the exception of the disclosure relating to approval by the Company’s shareholders of the proposal to appoint Deloitte & Touch LLP as the Company’s independent auditors. At the Company’s request, Arthur Andersen LLP provided it with a letter addressed to the Securities and Exchange Commission, dated May 6, 2002, stating that it agreed with the statement made by the Company in this Item 4. A copy of this letter is was filed as Exhibit 16.01 to this current report, which was filed on May 8, 2002.

         During the fiscal years ended March 31, 2002 and March 31, 2001, and the interim period from April 1, 2002 through May 3, 2002, the Company did not consult with Deloitte & Touche LLP on (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or reportable event.

Item 5: Other Events

         On August 29, 2002, at the Company’s Annual General Meeting, the Company’s shareholders approved amendments to the Company’s 2001 Equity Incentive Plan and 1997 Employee Stock Purchase Plan. The 2001 Equity Incentive Plan has been amended to provide that (a) under the automatic option grant program, individuals who first become non-employee directors will automatically receive options to purchase 25,000 ordinary shares, rather than the 20,000 ordinary shares previously provided, and eligible continuing directors will automatically annually receive options to purchase 12,500 ordinary shares on the date of the Annual General Meeting, including the 2002 Annual General Meeting, rather than the 6,000 ordinary shares previously provided; and (b) under the discretionary option grant program, non-employee directors will be eligible to receive options to purchase up to an aggregate of 100,000 ordinary shares per calendar year, rather than the 50,000 ordinary shares previously provided. The 1997 Employee Stock Purchase Plan has been amended to increase the maximum number of ordinary shares authorized for issuance thereunder by 1,000,000 ordinary shares from 2,400,000 ordinary shares to 3,400,000 ordinary shares.

Item 7: Financial Statements and Exhibits.

         (c)  Exhibits.

         The following exhibits are filed herewith:

Exhibit No.	Exhibit Title

16.01*	Letter addressed to the Securities and Exchange Commission, dated May 6, 2002, from Arthur Andersen LLP, the Registrant’s independent auditors, regarding its concurrence with the statements made by the Registrant in Item 4 of this report.

*	Previously filed on May 8, 2002.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.

Date: August 29, 2002	By:	/s/ Robert R.B. Dykes

Robert R. B. Dykes President, Systems Group and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

16.01*	Letter addressed to the Securities and Exchange Commission, dated May 6, 2002, from Arthur Andersen LLP, the Registrant’s independent auditors, regarding its concurrence with the statements made by the Registrant in Item 4 of this report.

*	Previously filed on May 8, 2002.